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                          REGISTRATION RIGHTS AGREEMENT


        THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of June 14, 2002, is entered into by and between POWER EFFICIENCY CORPORATION, a Delaware Corporation (the "Company"), and SUMMIT ENERGY VENTURES, LLC, a Delaware Limited Liability Company (the "Investor").

                                    RECITALS

        A. The Investor is acquiring shares of Series A-1 Preferred Stock, par value $0.001 per share, of the Company (the "Series A-1 Preferred Stock") which are initially convertible into two (2) shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"), pursuant to the terms of the Series A Convertible Preferred Stock Purchase Agreement dated as of the date hereof between the Company and the Investor (the "Purchase Agreement"). Capitalized terms used herein and not otherwise defined shall have the same meanings herein as in the Purchase Agreement.

        B. It is a condition to the obligations of the Investor under the Purchase Agreement that this Agreement be executed by the parties hereto in order to provide the Investor with certain registration rights with respect to the shares of Common Stock issuable upon conversion of the Series A-1 Preferred Stock being purchased by the Investor under the Purchase Agreement, and the parties are willing to execute this Agreement and to be bound by the provisions hereof.

                                    AGREEMENT

        The parties hereto agree as follows:

         1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                "Commission" means the Securities and Exchange Commission and any successor agency of the United States federal government administering the Securities Act or the Exchange Act.

                "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and interpretations thereunder.

                "Holder" means the person who is the then record owner of Registrable Securities which have not been sold to the public.

                "Person" means a corporation, an association, a partnership, a trust, an organization, a business, an individual, or a government or political agency or other entity.

                "Preferred Stock" means Series A-1 Preferred Stock and Series A-2 Preferred Stock


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                "Qualified Public Offering" means a firmly underwritten public offering by the Company pursuant to a registration statement filed and declared effective under the Securities Act covering the offer and sale of Common Stock for the account of the Company yielding net proceeds of at least $15,000,000 to the Company at a price per share of Common Stock that yields a total enterprise value of the Company of not less than $50,000,000.

                  "Registrable Securities" means (i) all of the shares of Common Stock issuable upon conversion of the Preferred Stock owned by the Investor,
(ii) all other shares of Common Stock or Preferred Stock now owned or hereafter acquired by the Investor; (iii) all shares of Common Stock issuable with respect to securities of the Company convertible into or exercisable for shares of Common Stock now owned or hereafter acquired by the Investor; and (iv) any Common Stock issued in respect to the shares described in clauses (i) through
(iv) upon any stock split, stock dividend, recapitalization or other similar event or otherwise in exchange for such securities. Registrable Securities shall not include (a) Securities that have been registered under the Securities Act, the registration statement in connection therewith has been declared effective, and they have been disposed of pursuant to such effective registration statement, (b) Securities that are distributed to the pubic pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (c) Securities that have been otherwise transferred and new certificates or other evidences of ownership for them (not bearing a legend to the effect that such securities have not been registered under the Securities Act and may not be sold or transferred in the absence of registration or an exemption therefrom under the Securities Act, and not subject to any stop transfer order or other restriction on transfer) have been delivered by or on behalf of the Company, and they may be resold without subsequent registration under the Securities Act, (d) Securities which would otherwise be Registrable Securities held by a Holder, when such Holder is eligible to sell, transfer or otherwise convey in any 3 month period all of Holder's Registrable Securities pursuant to Rule 144(e) under the Securities Act in accordance with the volume limitations set forth in Rule 144(e) under the Securities Act, provided that the Company makes and keeps public information available, as those terms are understood and defined in Rule 144 under the Securities Act, (e) Securities which would otherwise be Registrable Securities held by a Holder, when such Holder is eligible to sell, transfer or otherwise convey all of such Holder's Registrable Securities pursuant to Rule 144(k) under the Securities Act, or (f) upon any sale in any manner to a person or entity which by virtue of Section 18 of this Agreement, is not entitled to the rights provided by this Agreement. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Securities, the determination of such percentage shall include shares of Common Stock issuable upon conversion of the Preferred even if such conversion has not yet been effected.

                "Registration Expenses" means all expenses incurred by the Company in compliance with Sections 2, 3 or 5 hereof, including, without limitation, all registration and filing fees, printing expenses, transfer taxes, accounting fees and expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements of one counsel for the selling Holders, and the expense of any special audits incident to or required by any such registration, and excluding underwriting discounts and commissions.


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                "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules, regulations and interpretations thereunder.

                "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

                "Series A-2 Preferred Stock" means shares of Series A-2 Convertible Preferred Stock of the Company.

                The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement.

         2. Requested Registrations.

                (a)     If, on any two (2) occasions after the earlier of

                        (i) June 30, 2004, or

                        (ii) 270 days after the effective date of a firmly
                underwritten public offering of any Company securities,

the Company shall receive from the holders of at least a majority of the Preferred Stock (or Common Stock issued upon conversion thereof or a combination of such Common Stock and Preferred Stock) a written request that the Company effect the registration of at least 50% of the outstanding Registrable Securities (or a lesser percent if anticipated gross proceeds of such offering would equal at least $10,000,000), the Company will:

                        (i) promptly give written notice of the proposed
                registration to all other Holders, if any; and

                        (ii) as soon as practicable, use its best efforts to
                effect such registration as may be so requested and as would permit or facilitate the sale and distribution of such portion of such Registrable Securities as are specified in such request, together with such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company. If the offering is an underwritten offering and the underwriter managing the offering advises the Holders who have requested inclusion of their Registrable Securities in such registration that marketing considerations require a limitation on the number of shares offered, such limitation shall be imposed pro rata among such Holders who requested inclusion of Registrable Securities in such registration according to the number of Registrable Securities each such Holder requested to be included in such registration. No registration initiated by Holders hereunder shall count as a registration under this Section 2 unless and until it shall have been declared effective.

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

                (b) The Company shall be required to effect not more than two
(2) registrations pursuant to Section 2(a) above provided, however, that the Company shall not be required to effect any registration within six (6) months after the effective date of any other Registration Statement of the Company

                (c) If at the time of any request to register Registrable Securities pursuant to this Section 2, the Company is engaged in any activity that, in the good faith and reasonable determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of 90 days from the date of commencement of such material activity, such right to delay a request to be exercised by the Company not more than once in any one (1) year period.

                (d) Selection of Underwriter. The underwriter of any underwriting requested under this Section 2, if any, shall be selected by the Company; provided that such underwriter must be reasonably acceptable to the Holders holding a majority of the Registrable Securities.

         3. "Piggy Back" Registrations. The Holders of Preferred Stock and the Holders of Common Stock issued upon conversion of Preferred Stock shall be entitled to unlimited "piggy back" registration rights on Company registrations, subject to certain cutbacks as more fully described below. The Company will:

                        (i) promptly give to each Holder written notice of
                Company registrations (which shall include the number of shares the Company or other holder proposes to register and, if known, the name of the proposed underwriter); and

                        (ii) use its best efforts to include in such
                registration all the Registrable Securities specified in a written request or requests, made by any Holder within fifteen
                (15) days after the date of delivery of the written notice from the Company described in clause (i) above. If the offering is an underwritten offering, the Company may request or the underwriter may advise the Company that marketing considerations require a limitation on the number of shares offered pursuant to the registration statement relating to the Company's first underwritten public offering of shares, then the Company may offer all of the securities it proposes to register for its own account or the maximum amount that the underwriter considers saleable and such limitation on any remaining securities that may, in the opinion of the underwriter, be sold will be imposed pro rata among all shareholders who request to include shares in such registration statement according to the number of Registrable Securities each such shareholder requested to be included in such registration statement in favor of newly-issued shares (which cutback may be 100% in the Company's Qualified Public Offering if requested by Company or the underwriter for such offering), subject to the following paragraph.



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                        If the underwriter advises the Company that marketing
                considerations require a limitation on the number of shares offered pursuant to any registration statement other than the one relating to the Company's first underwritten public offering of shares, then the Holders of Registrable Securities who requested to include shares in such registration statement shall have the right to include in the aggregate a minimum of twenty percent (20%) of the total number of shares covered thereby, and the Company shall have the right to include shares for its own account for up to all of the remaining shares that may, in the opinion of the underwriter, be sold.

        4. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 2 and 3 and registrations on Form S-3 pursuant to Section 5 shall be paid by the Company. The Company shall reimburse the reasonable expenses of one counsel for the selling shareholders in any registration pursuant to Section 2 and registrations on Form S-3 pursuant to Section 5.

        5. Registration on Form S-3. If the Company is entitled as a registrant to use Form S-3 and the holders of Registrable Securities request that the Company effect a registration on Form S-3 for shares having an aggregate sale price to the public of at least $5,000,000 (net of underwriting discounts and commissions), the Company shall use its best efforts to register such securities on such form under the Securities Act as expeditiously as possible. All such requests for registration on Form S-3 by the holders of Registrable Securities shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Initiating Holder or Holders, provided that the Company shall not be obligated to effect a registration pursuant to this Section 5 if the Company certifies in good faith that it would not be in the best interests of the Company to file a Form S-3, in which case the Company may defer the filing on Form S-3 for up to one hundred eighty (180) days once during any twelve (12) month period. The Company shall be obligated to effect a registration on Form S-3 only once in any twelve (12) month period. The Company will not be required to register shares in any jurisdiction in which the Company would be required to execute a general consent to service of process to effect such registration.

        6. Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder of Registrable Securities included in such registration advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will do the following for the benefit of such Holders:

                (a) keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs, and promptly amend or supplement such registration statement and the prospectus contained therein from time to time to the extent necessary to comply with the Securities Act and applicable state securities laws;

                (b) use its best efforts to register or qualify the Registrable Securities covered by such registration under the applicable securities or "blue sky" laws of such jurisdictions as the selling shareholders may reasonably request; provided that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or otherwise required to be so qualified or to take any action which would subject it to the service of process in suits other than those arising out of such registration;

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                (c) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request;

                (d) in connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2 hereof, the Company and the Holders will enter into any underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and is entered into by the Holders participating in such registration and provided further that, if the underwriter so requests, the underwriting agreement will contain customary contribution provisions on the part of the Company;

                (e) permit the counsel to the selling shareholders whose expenses are being paid pursuant to Section 4 hereof to inspect and copy such corporate documents as such counsel may reasonably request.

                (f) to the extent then permitted under applicable professional guidelines and standards, obtain a comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters and an opinion from the Company's counsel in customary form, covering such matters of the type customarily covered in a public issuance of securities, in each case addressed to the Holders, and provide copies thereof to the Holders; and

                (g) advise such Holders or their attorney-in-fact, promptly after it shall receive notice or obtain knowledge thereof, of any event that would require the Company to amend the prospectus or the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to amend the prospectus or prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

        7. Indemnification.

                (a) The Company will, and hereby does, indemnify each Holder, each of its affiliates, officers, directors and partners, and each person controlling such Holder within the meaning of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls such underwriter within the meaning of the Securities Act, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification or the like) incident to any such registration, qualification, or compliance, or based on any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or securities act of any state or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors, and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability, or action, whether or not resulting in any liability, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

                                       6
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                (b) Each Holder will, if Registrable Securities held by such
Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder and each of their officers, directors and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holder's directors, officers, partners, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, whether or not resulting in liability, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each Holder hereunder shall be limited to an amount equal to the net proceeds received by such Holder upon sale of such Holder's securities.

                (c) Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations under this Section 7 (except and to the extent the Indemnifying Party has been prejudiced as a consequence thereof). The Indemnifying Party will be entitled to participate in, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, at its expense to assume, the defense of any such claim or any litigation resulting therefrom, with counsel reasonably satisfactory to such Indemnified Party, provided that the Indemnified Party may participate in such defense at its expense, notwithstanding the assumption of such defense by the Indemnifying Party, and provided further, that if the defendants in any such action shall include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, the Indemnified Party or Parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or Parties and the fees and expenses of such counsel shall be paid by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall (i) furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom and
(ii) shall reasonably assist the Indemnifying Party in any such defense, provided that the Indemnified Party shall not be required to expend its funds in connection with such assistance.


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


                (d) If the indemnification provided for in Sections 7.7(a) or 7.7(b) is unavailable or insufficient to hold harmless an Indemnified Party under such subsections in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each Indemnifying Party shall in lieu of indemnifying such Indemnified Party contribute to the amount paid or payable by such Indemnified Party as a result of losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the sellers of such Registrable Securities, on the other, in connection with the statements or omissions, which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under Section 7.7(c). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company on the one hand, or the sellers of such Registrable Securities, on the other hand, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the sellers of Registrable Securities agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the sellers of such Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this subsection. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities, or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection, the sellers of such Registrable Securities shall not be required to contribute any amount in excess of the amount, if any, by which the net proceeds received by such sellers for the Common Stock sold by each of them under such registration statement exceeds the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.



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                (e) No Holder shall be required to participate in a registration pursuant to which it would be required to execute an underwriting agreement in connection with a registration effected under Section 2 or 3 which imposes indemnification or contribution obligations on such Holder more onerous than those imposed hereunder; provided, however, that the Company shall not be deemed to breach the provisions of Section 2 or 3 if a Holder is not permitted to participate in a registration on account of his refusal to execute an underwriting agreement on the basis of this subsection (e); provided further, that in any such event, for the purposes of determining the number of demand requests available to a Holder hereunder, the request for the applicable registration shall count against such Holder only if Holders of 50% or more of the Registrable Securities making the demand execute the underwriting agreement.

        8. Information by Holder. Each Holder of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement or otherwise required by applicable state or federal securities laws.

        9. "Standoff" Agreement. Each Holder, if requested by the Company and the managing underwriter of an offering by the Company of Common Stock of other securities of the Company pursuant to its initial Registration Statement, shall agree not to sell publicly or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Holder for a specified period (not to exceed 180 days) after the effective date of the Company's Qualified Public Offering; provided, however, that such restriction shall not apply to Registrable Securities included in such offering.

        10. Limitations on Registration Rights. From and after the date of this Agreement, the Company shall not without the consent of Holders holding at least 66 2/3% of the Registrable Securities enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder (a) the right to require the Company, upon any registration of any of its securities, to include, among the securities which the Company is then registering, securities owned by such holder, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not limit the number of Registrable Securities sought to be included by the Holders of Registrable Securities or reduce the offering price thereof, or (b) the right to require the Company to initiate any registration of any securities of the Company prior to the Qualified Public Offering.

        11. Exception to Registration; Termination.

                (a) The Company shall not be required to effect a registration under this Agreement if in the written opinion of counsel for the Company, such Holders of Registrable Securities may sell without registration under Rule 144 under the Securities Act (or its successor) all Registrable Securities for which they requested registration within a 90-day period under the provisions of the Securities Act and in the manner and in the quantity in which the Registrable Securities were proposed to be sold.

                (b) The registration rights granted under this Agreement will terminate three (3) years following the effective date on which the Company completes its initial Qualified Public Offering.



                                       9
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        12. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities (as that term is used in Rule 144 under the Securities
Act) to the public without registration, the Company agrees to:

                (a) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

                (c) so long as an Investor owns any restricted securities, furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as an Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing an Investor to sell any such securities without registration.

         13. Listing Application. If shares of any class of stock of the Company shall be listed on a national securities exchange, the Company shall, at its expense, include in its listing application all of the shares of the listed class then owned by any Investor.

        14. Amendments and Waivers. Amendments or additions to this Agreement may be made, agreements with any decision of the Company may be made, and compliance with any term, covenant, agreement, condition, or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of the Company and the holders of a majority of the then outstanding Registrable Securities, provided that, to the extent such amendment affects any party or parties hereto disproportionally to any other party or parties, no amendment may be made without the consent of the party so disproportionally affected. Prompt notice of any such amendment or waiver shall be given to any Person who did not consent thereto. This Agreement constitutes the full and complete agreement of the parties with respect to the subject matter hereof.

         15. Representations and Warranties of the Company. The Company represents and warrants to the Investor as follows:

                (a) The execution, delivery, and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of court or other agency or government by which the Company or any of its properties or assets is bound, the corporate charter or by-laws of the Company or any provision of any indenture, agreement, or other instrument to which the Company or any of its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, or other instrument or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.


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

                (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms.

        16. Miscellaneous.

                (a) Survival of Representations. The representations, warranties, covenants and agreements made herein or in any certificates or documents executed in connection herewith shall survive the execution and delivery hereof and the closing of the transaction contemplated hereby.

                (b) Parties in Interest. Except as otherwise set forth herein, all covenants, agreements, representations, warranties and undertakings contained in this Agreement shall be binding on and shall inure to the benefit of the respective successors and assigns of the parties hereto (including transferees of any Registrable Securities) whether so expressed or not.

                (c) Shares Owned by Affiliates. For the purposes of applying all provisions of this Agreement which condition the receipt of information or access to information or exercise of any rights upon ownership of a specified number or percentage of shares, the shares owned of record by any affiliate of a Holder shall be deemed to be owned by such Holder. For the purpose of this Agreement, the term "affiliate" shall mean any Person controlling, controlled by or under common control with, a Holder and any general or limited partner of a Holder.

                (d) Notices. All notices, requests, consents, reports and demands shall be in writing and shall be hand delivered, sent by facsimile or other electronic medium, or mailed, postage prepaid, or sent by reputable overnight courier, delivery charges prepaid, to the Company or to the Investor at the addresses set forth below or to such other addresses as may be furnished in writing to the other parties hereto. All such notices and communications shall be deemed to have been duly given three (3) business days after being deposited in the mail, postage prepaid, if mailed; one (1) business day after being sent by overnight courier; when receipt acknowledged, if telecopied.

        The Company:          Power Efficiency Corporation
                              4220 Varsity Drive, Suite E
                              Ann Arbor, MI 48108
                              Attn: President
                              Tel.: (800) 975-9111
                              Fax:  (734) 975-9115



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

        with a copy to:       Reed Smith LLP
                              One Riverfront Plaza
                              Newark, NJ 07102
                              Attn:  Gerard S. DiFiore, Esq.
                              Tel.:  (973) 621-3179
                              Fax:   (973) 621-3199

        The Investor:         Summit Energy Ventures, LLC
                              423 Second Avenue, Ext. S
                              Metropole Building, Suite 31
                              Seattle, WA 98104
                              Attn:  Steve Strasser
                              Tel:   (206) 624-9921
                              Facsimile:  (___) ___-____

        with a copy to:       Milbank, Tweed, Hadley & McCloy LLP
                              630 Hansen Way, Second Floor
                              Palo Alto, CA  94306
                              Attn: Rajesh Aji, Esq.
                              Tel:  (650) 739-7054
                              Fax:  (650) 739-7100

                If notice is to be sent to any subsequent Holder of Registrable Securities, it shall be at such address as may have been furnished to the Company in writing by such Holder; or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a Holder of Registrable Securities) or to the Holders of Registrable Securities (in the case of the Company) in accordance with the provisions of this paragraph.

                (e) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

                (f) Effect of Headings. The article and section headings herein are for convenience only and shall not affect the construction hereof.

                (g) Adjustments. All provisions of this Agreement shall be automatically adjusted to reflect any stock dividend, stock split or other such form of recapitalization.

                (h) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the state of Delaware, without giving effect to the conflicts of laws principles thereof.

                (i) Unenforceability. If any provision of this Agreement shall be held to be illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

        17. Transfers of Certain Rights.

                (a) The rights granted to a Holder under this Agreement hereof may be transferred by such Holder (or his successor) to (i) any affiliate of a Holder (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) thereof (an "Affiliate Transferee");
(ii) to limited partners or other investors in the Investor; (iii) to Northwest Power Management, the general partner of the Investor or other funds affiliated with Northwest Power Management; (iv) any parent, sibling, child, spouse or trust for the benefit of any individual Holder or to the Holder's estate; provided, however, that the Company is given written notice by the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned and has consented in writing to such transfer, or (v) any transferee who acquires at least 30% of the Preferred Stock (or any combination thereof) outstanding at the time of the transfer; provided, however, that the Company is given written notice by the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned.

                (b) Transferees. Any transferee to whom rights under this Agreement hereof are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Holders under this Agreement, as the case may be, to the same extent as if such transferee were an Holder hereunder.

                (c) Subsequent Transferees. A transferee to whom rights are transferred pursuant to this Section 18 may not again transfer such rights to any other person or entity, other than as provided in (a) or (b) above.

        18. Additional Investors. The term "Additional Investors" shall refer to any person or entity who acquires Preferred Stock of the Company (whether pursuant to the exercise of a warrant or otherwise). Shares of Preferred Stock issued to such Additional Investors shall constitute Registrable Securities for purposes of this Agreement and, upon issuance of any such Preferred Stock to any such Additional Investor, such Additional Investor shall, as a condition to such issuance, execute a counterpart signature page to this Agreement in the form of Exhibit A as evidence of such Additional Investor's agreement to be bound by all of the provisions of this Agreement to the same extent as the Investors are bound hereunder.

            [The remainder of this page is intentionally left blank]

        IN WITNESS WHEREOF, this Registration Rights Agreement has been executed as of the date and year first above written.


                               COMPANY:

                               POWER EFFICIENCY CORPORATION

                               By: /s/ Stephen Shulman
                                  ------------------------------------------
                               Name:   Stephen Shulman
                                    ----------------------------------------
                               Title:  President
                                     ---------------------------------------

                               INVESTOR:

                               SUMMIT ENERGY VENTURES, LLC

                               By:
                                  -------------------------------------------
                               Name:
                                    -----------------------------------------
                               Title:
                                     ----------------------------------------

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                                    EXHIBIT A

                         ADDITIONAL PARTY SIGNATURE PAGE



         The undersigned hereby executes the Registration Rights Agreement, dated as of June 14, 2002, by and among Power Efficiency Corporation, a Delaware corporation (the "Company") and the Investor, authorizes this signature page to be attached to a counterpart of such agreement, and agrees to be bound by such agreement as an Additional Investor as if the undersigned had executed such agreement on the date of its original execution.


                                    ------------------------------------------
                                    Name


                                    ------------------------------------------
                                    Address


                                    ------------------------------------------
                                    Signature















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